Exhibit 10.3

INVESTOR AGREEMENT

BY AND BETWEEN

GENZYME CORPORATION

AND

ALNYLAM PHARMACEUTICALS, INC.

DATED AS OF FEBRUARY 27, 2014

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

i

8. Information Rights	33
8.1 Information Rights	33
8.2 Financial Information and Reporting	33
8.3 Confidentiality	33

9. Termination of Certain Rights and Obligations	33
9.1 Termination of Registration Rights	33
9.2 Termination of Standstill Agreement	34
9.3 Termination of Restrictions on Dispositions	34
9.4 Termination of Voting Agreement and Offering Lock-Up	35
9.5 Termination of Right of First Offer	35
9.6 Effect of Termination	35

10. Miscellaneous	36
10.1 Governing Law; Submission to Jurisdiction	36
10.2 Waiver	36
10.3 Notices	36
10.4 Entire Agreement	37
10.5 Amendments	37
10.6 Headings; Nouns and Pronouns; Section References	37
10.7 Severability	37
10.8 Assignment	37
10.9 Successors and Assigns	37
10.10 Counterparts	37
10.11 Third Party Beneficiaries	37
10.12 No Strict Construction	38
10.13 Remedies	38
10.14 Specific Performance	38
10.15 No Conflicting Agreements	38
10.16 Rule 16b-3	38
10.17[***]	38

Exhibit A – Form of Irrevocable Proxy

Exhibit B – Notices

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

ii

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of February 27, 2014, by and among Genzyme Corporation (“Investor”), a Massachusetts corporation with its principal place of business at 500 Kendall Street, Cambridge, MA 02142, and Alnylam Pharmaceuticals, Inc. (the “Company”), a Delaware corporation with its principal place of business at 300 Third Street, Cambridge, MA 02142.

WHEREAS, the Stock Purchase Agreement, dated as of January 11, 2014, by and between the Investor and the Company (the “Purchase Agreement”) provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of a number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), equal to the Share Amount (as defined in the Purchase Agreement) (the “Purchased Shares”); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by the Investor and its Affiliates, and it is a condition to the closing under the Purchase Agreement that this Agreement be executed and delivered by the Investor and the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Acquisition Proposal” shall have the meaning set forth in Section 3.1(c).

(b) “Affiliate” shall mean, with respect to a Person, any other Person which controls, is controlled by or is under common control with the applicable Person. For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities.

(c) “Affiliate Irrevocable Proxy” shall have the meaning set forth in Section 5.1.

(d) “Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(e) “ALN-TTRsc” shall have the meaning set forth in the Master Agreement.

(f) “beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(g) “Business Day” shall mean a day on which commercial banking institutions in New York, New York are open for business.

(h) “Change of Control” shall mean, with respect to the Company, any of the following events: (i) any Person is or becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all Shares of Then Outstanding Common Stock; (ii) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation which would result in a majority of the board of directors of the combined entity being comprised of members of the board of directors of the pre-transaction Company and the chief executive officer of the combined entity being the chief executive officer of the pre-transaction Company, in each case immediately following the consummation of such merger or consolidation, or (C) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all Shares of Then Outstanding Common Stock or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of the Company.

(i) “Clinical Study” shall have the meaning set forth in the Master Agreement.

(j) “Closing Date” shall have the meaning set forth in the Purchase Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(k) “Co-Co License Terms” shall mean the Co-Commercialization License and Collaboration Terms attached to the Master Agreement as Appendix C.

(l) “Collaboration Agreement” shall mean the Master Agreement, the Co-Co License Terms, the Global License Terms and the Regional License Terms.

(m) “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(n) “Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

(o) “Company” shall have the meaning set forth in the Preamble to this Agreement.

(p) “Demand Request” shall have the meaning set forth in Section 2.1.

(q) “Designated Director” shall have the meaning set forth in Section 7.1.

(r) “Dilutive Event” shall have the meaning set forth in Section 3.2(c).

(s) “Director Information” shall have the meaning set forth in Section 7.2.

(t) “Disposition” or “Dispose of” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(u) “Election Notice Date” shall have the meaning set forth in Section 3.2(c).

(v) “Excepted Compensatory Issuance” shall have the meaning set forth in Section 6.2.

(w) “Excepted Transactional Issuance” shall have the meaning set forth in Section 6.2.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(y) “Exercise Period” shall have the meaning set forth in Section 6.1.

(z) “Extraordinary Matter” shall have the meaning set forth in Section 5.2.

(aa) “Filing Date” shall mean (i) with respect to any Registration Statement to be filed on Form S-1 (or any applicable successor form), ninety (90) days after receipt by the Company of a Demand Request for such Registration Statement and (ii) with respect to any Registration Statement to be filed on Form S-3 (or any applicable successor form), thirty (30) days after receipt by the Company of a Demand Request for such Registration Statement.

(bb) “Funds” shall have the meaning set forth in Section 4.2.

(cc) “Global License Terms” shall mean the Global Product License and Collaboration Terms attached to the Master Agreement as Appendix B.

(dd) “Global Licensed Product” shall have the meaning set forth in the Master Agreement.

(ee) “Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(ff) “Holders” shall mean (but, in each case, only for so long as such Person remains an Affiliate of the Investor) the Investor and any Permitted Transferee thereof, if any, in accordance with Section 2.13.

(gg) “Initiating Holder” shall have the meaning set forth in Section 2.3.

(hh) “Interference” shall have the meaning set forth in Section 2.6.

(ii) “Investor” shall have the meaning set forth in the Preamble to this Agreement.

(jj) “Irrevocable Proxy” shall have the meaning set forth in Section 5.1.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(kk) “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

(ll) “License Terms” shall mean the Regional License Terms, the Co-Co License Terms and the Global License Terms.

(mm) “Lock-Up Term” shall have the meaning set forth in Section 4.1.

(nn) “Master Agreement” shall mean that certain Master Collaboration Agreement between Investor and Company, dated as of January 11, 2014.

(oo) “Modified Clause” shall have the meaning set forth in Section 10.7.

(pp) “New Securities” shall have the meaning set forth in Section 6.1.

(qq) “Offer Notice” shall have the meaning set forth in Section 6.1.

(rr) “Offeror” shall have the meaning set forth in Section 3.1(c).

(ss) “Other Holders” shall mean any Person having rights to participate in a registration of the Company’s securities.

(tt) “Ownership Threshold” shall have the meaning set forth in Section 7.1

(uu) “Permitted Transferee” shall mean (i) a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor, or (ii) a controlling Affiliate of the Investor (or any controlled Affiliate of such controlling Affiliate) that wholly owns, directly or indirectly, the Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate.

(vv) “Person” shall mean any individual, limited liability company, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(ww) “Potential Standstill Term Expiration Date” shall have the meaning set forth in Section 3.2(c).

(xx) “Prospectus” shall mean the prospectus forming a part of any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(yy) “Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

(zz) “Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

(aaa) “Regional License Terms” shall mean the Regional Product License and Collaboration Terms attached to the Master Agreement as Appendix A.

(bbb) “registers,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

(ccc) “Registrable Securities” shall mean (i) the Purchased Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (i) of this definition, excluding in all cases, however, (A) any Registrable Securities if and after they have been transferred to a Permitted Transferee in a transaction in connection with which registration rights granted hereunder are not assigned, or (B) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

(ddd) “Registration Expenses” shall mean all expenses incurred by the Company in connection with any Required Registration pursuant to Section 2.1 or the Company’s compliance with Section 2.8, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing (i) certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company or (ii) Prospectuses if the printing of Prospectuses is requested by Holders, messenger and delivery expenses, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and the reasonable fees and expenses of one (1) counsel for the Holders of Registrable Securities in each Required Registration, selected by the Holders of a majority of the Registrable Securities to be included in such Required Registration. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Purchased Shares to be registered on each securities exchange, if any, on which equity securities issued by the Company are then listed or the quotation of such securities on any national securities exchange on which equity securities issued by the Company are then quoted.

(eee) “Registration Rights Term” shall have the meaning set forth in Section 2.1.

(fff) “Registration Statement” shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Registration Statement.

(ggg) “Required Period” with respect to a Required Registration shall mean the earlier of (i) the date on which all Registrable Securities covered by such Required Registration are sold pursuant thereto and (ii) one hundred twenty (120) days following the first day of effectiveness of the Registration Statement for such Required Registration, in each case subject to extension as set forth herein; provided, however, that in no event will the Required Period expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder.

(hhh) “Required Registration” shall have the meaning set forth in Section 2.1.

(iii) “Rights Plan” shall have the meaning set forth in Section 3.2(a).

(jjj) “SEC” shall mean the United States Securities and Exchange Commission.

(kkk) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(lll) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(mmm) “Shares of Then Outstanding Common Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

(nnn) “Standstill Limit” shall mean thirty percent (30%) of the Shares of Then Outstanding Common Stock.

(ooo) “Standstill Parties” shall have the meaning set forth in Section 3.1.

(ppp) “Standstill Term” shall mean the period from and after the date of this Agreement until the earlier of (i) the fifth (5th) anniversary of the earlier of (a) the expiration of the Term and (b) the termination of the Collaboration Agreement and (ii) the date on which (x) the beneficial ownership of the Investor and its Affiliates no longer represents at least 5% of the Shares of Then Outstanding Common Stock and (y) Investor delivers a written notice to the Company electing to terminate Section 3.1 (provided, however, that if the Investor and its Affiliates acquire beneficial ownership representing at least 5% of the Shares of Then Outstanding Common Stock at any time within one year after the beneficial ownership of the Investor and its Affiliates ceasing to represent at least 5% of the Shares of Then Outstanding Common Stock, the Standstill Term shall be automatically reinstated).

(qqq) “Term” shall mean the period beginning on the Closing Date and ending on the expiration of the last to expire of the Option Period (as defined in the Master Agreement) or any Royalty Term (as defined in any of the following License Terms) under the Regional License Terms, the Co-Co License Terms or the Global License Terms.

(rrr) “Third Party” shall mean any Person other than the Investor, the Company or any of their respective Affiliates.

(sss) “Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

(ttt) “Violation” shall have the meaning set forth in Section 2.11(a).

(uuu) “Voting-Restricted Shares” shall mean all shares of Common Stock held by the Investor and its Affiliates; however, if the shares of Common Stock held by the Investor and its Affiliates comprise or exceed twenty percent (20%) of the Shares of Then Outstanding Common Stock, the term “Voting-Restricted Shares” shall only apply to the number of shares of Common Stock held by the Investor and its Affiliates that is equal to 19.99% of the Shares of Then Outstanding Common Stock.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

2.	Registration Rights.

2.1 Required Registration. If, at any time after the expiration of the Lock-Up Term but no later than the tenth (10th) anniversary of such expiration (the “Registration Rights Term”), the Company receives from any Holder or Holders a written request or requests (each, a “Demand Request”) that the Company file a Registration Statement under the Securities Act to effect the registration (a “Required Registration”) of Registrable Securities, the Company shall use all reasonable efforts to file a Registration Statement covering such Holders’ Registrable Securities as soon as practicable (and by the applicable Filing Date) and shall use all reasonable efforts to, as soon as practicable thereafter, effect the registration of the Registrable Securities to permit or facilitate the sale and distribution in an Underwritten Offering of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such Demand Request, subject however, to the conditions and limitations set forth herein; provided, however, that the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a Demand Request pursuant to this Section 2.1 if:

(i) the Company has already completed three (3) Required Registrations;

(ii) (A) in the event that the market value of all Registrable Securities outstanding is equal to or greater than fifty million dollars ($50,000,000), the market value of the Registrable Securities proposed to be included in the registration, based on the average closing price during the ten (10) consecutive trading days period prior to the making of the Demand Request, is less than fifty million dollars ($50,000,000) or (B) in the event that the market value of all Registrable Securities outstanding is less than fifty million dollars ($50,000,000), the market value of the Registrable Securities proposed to be included in the registration, based on the average closing price during the ten (10) consecutive trading days period prior to the making of the Demand Request, is less than the lesser of (x) twenty-five million dollars ($25,000,000) or (y) the total market value of Registrable Securities outstanding.

(iii) the Company furnishes to the Holders a certificate signed by an authorized officer of the Company stating that (A) within ninety (90) days after receipt of the Demand Request under this Section 2.1, the Company will file a registration statement for the public offering of securities for the account of the Company (other than a registration of securities (x) issuable pursuant to an employee stock option, stock purchase or similar plan, (y) issuable pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or (z) in which the only securities being registered are securities issuable upon conversion of debt securities which are also being registered), or (B) the Company is engaged in a material transaction or has an undisclosed material corporate development, in either case, which would be required to be disclosed in the Registration Statement, and in the good faith judgment of the Company’s Board of Directors, such disclosure would be materially detrimental to the Company and its stockholders at such time (in which case, the Company shall disclose the matter as promptly as reasonably practicable and thereafter

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

file the Registration Statement, and each Holder agrees not to disclose any information about such material transaction to Third Parties until such disclosure has occurred or such information has entered the public domain other than through breach of this provision by such Holder), provided, however, that the Company shall have the right to only defer the filing of the Registration Statement pursuant to this subsection once in any twelve (12) month period and, such deferral may not exceed a period of more than one-hundred twenty (120) days after receipt of a Demand Request;

(iv) the Company has, within the twelve (12) month period preceding the date of the Demand Request, already effected one (1) Required Registration for any Holder pursuant to this Section 2.1; or

(v) at any time during the period between the Company’s receipt of the Demand Request and the completion of the Required Registration, any Holder is in breach of or has failed to cause its Affiliates to comply with the obligations and restrictions of Sections 3, 4 or 5 of this Agreement, the Company has provided notice of such breach to a Holder and such breach or failure is ongoing and has not been remedied; it being understood that (A) a one-time, inadvertent and de minimis breach of Section 4 shall not be deemed to be a breach of the obligations and restrictions under Section 4 for purposes of this Section 2.1(v) and (B) a de minimis breach of Section 3.1(a) hereof, or an inadvertent breach of Section 3.1(g) hereof arising from informal discussions covering general corporate or other business matters the purpose of which is not intended to effectuate or lead to any of the actions referred to in paragraphs (a) through (e) of Section 3.1, shall not be deemed to be a breach of the obligations and restrictions under Section 3.1 for purposes of this Section 2.1(v).

2.2 Company Registration. Effective from the expiration of the Lock-Up Term until the earlier of (a) the tenth (10th) anniversary of such expiration and (b) the date on which the Holders no longer beneficially own at least five percent (5%) of the Shares of Then Outstanding Common Stock, (provided, however, if the Holders reacquire beneficial ownership representing at least 5% of the Shares of Then Outstanding Common Stock at any time within ten (10) year period set forth in clause (a) of this Section 2.2, the provisions of this Section 2.2 shall automatically again become applicable to the Holders) the Company shall notify the Holders in writing at least ten (10) days prior to the filing of any Registration Statement including shares of Common Stock by one or more selling stockholders (other than the Holders) (“Registration Notice”) and will afford each Holder an opportunity, subject to the terms and conditions of this Agreement, to include in such Registration Statement the number of Registrable Securities then held by such Holder that such Holder wishes to include in such Registration Statement. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within five (5) days after receipt of the Registration Notice, so notify the Company in writing, and in such notification, inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. If a Holder decides not to include Registrable Securities in any

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Each Holder shall keep confidential and not disclose to any third party (i) its receipt of any Registration Notice and (ii) any information regarding the proposed offering as to which such notice is delivered, except as required by law, regulation or as compelled by subpoena. If a registration pursuant to this Section 2.2 is an Underwritten Offering, the right of any such Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company and all Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the managing underwriter for the Underwritten Offering determines in good faith that marketing factors require a limitation of the number of shares of Registrable Securities to be included in such Underwritten Offering, then the managing underwriter may exclude shares (including up to 100% of the Registrable Securities) from the registration and the underwriting, with the number of Registrable Securities, if any, included in the registration and the underwriting being allocated to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement and all other Persons selling shares of Common Stock pursuant to such Registration Statement on a pro rata basis based on the total number of shares of Common Stock then held by each such Holder or other stockholder. Notwithstanding the foregoing, the Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Underwritten Required Registration Required; Priority in Underwritten Offering. The underwriter for any Underwritten Offering requested pursuant to Section 2.1 shall be selected by a majority in interest of the Holders initiating the Required Registration hereunder (such Holder(s) initiating the registration request, the “Initiating Holders”) and shall be acceptable to the Company, such acceptance not to be unreasonably withheld, conditioned or delayed. The right of any Holder to include its Registrable Securities in the Underwritten Offering shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities to the extent provided herein. All Holders requesting the inclusion of their Registrable Securities in such Underwritten Offering shall (together with the Company as provided in Section 2.8(h)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering. Notwithstanding any other provision of this Section 2, if the managing underwriter for the Underwritten Offering determines in good faith that marketing factors require a limitation of the number of shares of Registrable Securities to be included in such Underwritten Offering, then the Company shall so advise all Holders which requested inclusion of their Registrable Securities in such Underwritten Offering, and the number of shares of Registrable

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Securities that may be included in such Underwritten Offering shall be allocated among the Holders in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such Underwritten Offering shall not be reduced unless all other securities are first entirely excluded from such Underwritten Offering. In the event the Company advises the Holders of its intent to decrease the total number of Registrable Securities that may be included by the Holders in such Required Registration such that the number of Registrable Securities included in such Required Registration would be less than seventy-five percent (75%) of all Registrable Securities which the Holders requested be included in such Required Registration, then Holders representing a majority of the Registrable Securities requested to be included in such Required Registration will have the right to withdraw, on behalf of all Holders of all Registrable Securities requested to be so included, such Required Registration, in which case, such Required Registration will not count as a Required Registration for the purposes of Section 2.1(i), and the Company shall bear all Registration Expenses in connection therewith; provided, that, the right to withdraw a registration and have it not count as a Required Registration may only be exercised once by the Holders (taken collectively).

2.4 Priority in Required Registration. With respect to any Required Registration of Registrable Securities requested pursuant to Section 2.1, the Company may also (i) propose to sell shares of Common Stock on its own behalf and (ii) provide written notice of such Required Registration to Other Holders and permit all such Other Holders who request to be included in the Required Registration to include any or all Company securities held by such Other Holders in such Required Registration on the same terms and conditions as the Registrable Securities. Notwithstanding the foregoing, if the managing underwriter or underwriters of the Underwritten Offering to which any Required Registration relates advise the Company and the Holders of Registrable Securities that, in its good faith determination, the total amount of securities that such Holders, Other Holders, and the Company intend to include in such Required Registration is in an amount in the aggregate which would adversely affect the success of such Underwritten Offering, then such Required Registration shall include (i) first, all Registrable Securities of the Holders allocated, if the amount is less than all the Registrable Securities requested to be sold, pro rata on the basis of the total number of Registrable Securities held by such Holders; and (ii) second, as many other securities proposed to be included in the Required Registration by the Company and any Other Holders, allocated pro rata among the Company and such Other Holders, on the basis of the amount of securities requested to be included therein by the Company and each such Other Holder so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter, can be sold without materially and adversely affecting the success of such Underwritten Offering.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

2.5 Revocation of Required Registration. With respect to one (1) Required Registration only, the Holders of at least a majority of the Registrable Securities to be included in a Registration Statement with respect to such Required Registration may, at any time prior to the effective date of such Registration Statement, on behalf of all Holders of all Registrable Securities requested to be included therein, revoke the request to have Registrable Securities included therein and revoke the request for such Required Registration by providing a written notice to the Company, in which case such Required Registration that has been revoked will be deemed not to have been effected and will not count as a Required Registration for purposes of Section 2.1(i) if, and only if, the Holders of Registrable Securities which had requested inclusion of Registrable Securities in such Required Registration promptly reimburse the Company for all Registration Expenses incurred by the Company in connection with such Required Registration. Notwithstanding the foregoing sentence, the parties agree and acknowledge that the Holders may revoke any Required Registration (without any obligation to reimburse the Company for Registration Expenses incurred in connection therewith) if such revocation is based on (i) a material adverse change in circumstances with respect to the Company and its subsidiaries, taken as a whole, caused by an act or failure to act by the Company or any of its subsidiaries and not known to any Holder at the time the Required Registration was first made or (ii) the Company’s failure to comply in any material respect with its obligations hereunder, and any such revocation based on an event described in (i) or (ii) above shall be exercisable at any time and shall not be counted as the one (1) revocation of a Required Registration permitted by the first sentence of this Section 2.5.

2.6 Effective Required Registrations. A Required Registration will not be deemed to be effected for purposes of Section 2.1(i) if the Registration Statement for such Required Registration has (a) not been declared effective by the SEC or (b) become effective in accordance with the Securities Act and the rules and regulations thereunder and not been kept effective for the Required Period. In addition, if after such Registration Statement has been declared or becomes effective, (i) the offering of Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court such that the continued offer and sale of Registrable Securities being offered pursuant to such Registration Statement would violate applicable Law and such stop order, injunction or other order or requirement of the SEC or other governmental agency or court does not result from any act or omission of any Holder whose Registrable Securities are registered pursuant to such Registration Statement (an “Interference”) and (ii) any such Interference is not cured within sixty (60) days thereof, such Required Registration will be deemed not to have been effected and will not count as a Required Registration. In the event such Interference occurs and is cured, the Required Period relating to such Registration Statement will be extended by the number of days of such Interference, including the date such Interference is cured.

2.7 Continuous Effectiveness of Registration Statement. The Company will use all reasonable efforts to cause each Registration Statement filed pursuant to this Section 2 to be declared effective by the SEC or to become effective under the Securities Act as promptly as practicable and to keep each such Registration Statement that has been declared or becomes effective continuously effective for the Required Period.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

2.8 Obligations of the Company. Whenever required under Section 2.1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities sought to be included therein; provided that at least five (5) Business Days prior to filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter copies of all such documents proposed to be filed, and any such Holder shall have the opportunity to comment on any information pertaining solely to such Holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such Holder or the managing underwriter with respect to such information prior to filing any such Registration Statement or amendment;

(b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement and any Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Required Period, and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for the Required Period; provided that at least five (5) Business Days prior to filing any such amendments and post effective amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter copies of all such documents proposed to be filed, and any such Holder or managing underwriter shall have the opportunity to comment on any information pertaining solely to such Holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such Holder and the managing underwriter with respect to such information prior to filing any such Registration Statement or amendment;

(c) furnish to the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter such numbers of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus or free writing prospectus) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) notify the Holders of Registrable Securities covered by such Registration Statement, promptly after the Company shall receive notice thereof, of the time when such Registration Statement becomes or is declared effective or when any amendment or supplement or any Prospectus forming a part of such Registration Statement has been filed;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(e) notify the Holders of Registrable Securities covered by such Registration Statement promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information and promptly deliver to such Holders copies of any comments received from the SEC;

(f) notify the Holders promptly of any stop order suspending the effectiveness of such Registration Statement or Prospectus or the initiation of any proceedings for that purpose, and use all reasonable efforts to obtain the withdrawal of any such order or the termination of such proceedings;

(g) use all reasonable efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by the Holders, use all reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Required Period, and notify the Holders of Registrable Securities covered by such Registration Statement of the receipt of any written notification with respect to any suspension of any such qualification; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(h) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the Underwritten Offering pursuant to which such Registrable Securities are being offered;

(i) use all reasonable efforts to obtain: (A) at the time of effectiveness of the Registration Statement covering such Registrable Securities, a “cold comfort letter” from the Company’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as the underwriters may reasonably request; and (B) at the time of any underwritten sale pursuant to such Registration Statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by “bring-down comfort letters” as the underwriters may reasonably request.

(j) promptly notify each Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement or amendment to such Prospectus or file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(k) permit any Holder of Registrable Securities covered by such Registration Statement, which Holder in its reasonable judgment could reasonably be deemed to be an underwriter with respect to the Underwritten Offering pursuant to which such Registrable Securities are being offered, or to be a controlling Person of the Company, to reasonably participate in the preparation of such Registration Statement and to require the insertion therein of information to the extent concerning such Holder, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(l) in connection with any Underwritten Offering, use all reasonable efforts to obtain an opinion or opinions addressed to the underwriter or underwriters in customary form and scope from counsel for the Company;

(m) upon reasonable notice and during normal business hours, subject to the Company receiving customary confidentiality undertakings or agreements from any Holder of Registrable Securities covered by such Registration Statement or other person obtaining access to Company records, documents, properties or other information pursuant to this subsection (m), make available for inspection by a representative of such Holder and any underwriter participating in any disposition of such Registrable Securities and any attorneys or accountants retained by any such Holder or underwriter, relevant financial and other records, pertinent corporate documents and properties of the Company, and use all reasonable efforts to cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorneys or accountants in connection with the Registration Statement;

(n) with respect to one (1) Required Registration which includes Registrable Securities the market value of which is at least one hundred million United States dollars ($100,000,000), participate, to the extent requested by the managing underwriter, in efforts extending for no more than three (3) days scheduled by such managing underwriter and reasonably acceptable to the Company’s senior management, to sell the Registrable Securities being offered pursuant to such Required Registration (including participating during such period in customary “roadshow” meetings with prospective investors);

(o) use all reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 2.8(o) with respect to such earning statements if it has satisfied the provisions of Rule 158;

(p) if requested by the managing underwriter or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any selling Holder reasonably requests to be included therein, with respect to the Registrable Securities being sold by such selling Holder, including, without limitation, the purchase price being paid therefor by the underwriters and with respect to any other terms of the Underwritten Offering of Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(q) cause the Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which equity securities issued by the Company are then listed; and

(r) reasonably cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with filings required to be made with the Financial Industry Regulatory Authority, Inc., if any.

2.9 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably necessary to effect the registration of such Holder’s Registrable Securities.

2.10 Expenses. Except as specifically provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holders of Registrable Securities covered by a Registration Statement, pro rata on the basis of the number of Registrable Securities registered on their behalf in such Registration Statement.

2.11 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) The Company shall indemnify and hold harmless each Holder including Registrable Securities in any such Registration Statement, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, against any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under any securities Laws including, without limitation, the Securities Act, the Exchange Act, or any other statute or common law of the United States or any other country or political subdivision thereof, or otherwise, including the amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by such Holder in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages or liabilities (or actions in

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any free writing prospectus or any amendments or supplements thereto, or in any offering memorandum or other offering document relating to the offering and sale of such securities or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (A) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder; or (B) is caused by such Holder’s disposition of Registrable Shares during any period during which such Holder is obligated to discontinue any disposition of Registrable Shares as a result of any stop order suspending the effectiveness of any registration statement or prospectus with respect to Registrable Securities of which such Holder has received written notice.

(b) Each Holder including Registrable Securities in a registration statement shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (i) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder; or (ii) is caused by such Holder’s disposition of Registrable Shares during any period during which such Holder is obligated to discontinue any disposition of Registrable Shares as a result of any stop order suspending the effectiveness of any registration statement or prospectus with respect to Registrable Securities of which such Holder has received written notice. Each such Holder shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.11(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Holder, which consent shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 2.11 of notice of the commencement of any action (including any action by a Governmental Authority), such indemnified party shall, if a claim in respect thereof is to be made against any

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

indemnifying party under this Section 2.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.11, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.11.

(d) In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 2.11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.11 provided for indemnification in such case, the Company and each Holder of Registrable Securities shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and such Holder, severally, on the other hand; provided, however, that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further, however, that in no event shall any contribution under this Section 2.11(d) on the part of any Holder exceed the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such contribution obligation, except in the case of willful misconduct or fraud by such Holder.

(e) The obligations of the Company and the Holders under this Section 2.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

2.12 SEC Reports. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration, the Company agrees to at any time that it is a reporting company under Section 13 or 15(d) of the Exchange Act:

(a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(b) furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC (exclusive of Rule 144A) which permits the selling of any Registrable Securities without registration.

2.13 Assignment of Registration Rights. The rights to cause the Company to register any Registrable Securities pursuant to this Agreement may be assigned in whole or in part (but only with all restrictions and obligations set forth in this Agreement) by a Holder to a Permitted Transferee which acquires Registrable Securities from such Holder; provided, however, (a) such Holder shall, within five (5) days prior to such transfer, furnish to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Registrable Securities with respect to which such registration rights are being assigned, (b) the Permitted Transferee, prior to or simultaneously with such transfer or assignment, shall agree in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement, (c) the Investor shall continue to be bound by all restrictions and obligations set forth in this Agreement and (d) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such Registrable Securities by the Permitted Transferee is restricted under the Securities Act and other applicable securities Law.

3. Restrictions on Beneficial Ownership.

3.1 Standstill. During the Standstill Term, neither the Investor nor any of its Affiliates (collectively, the “Standstill Parties”) shall (and the Investor shall cause its Affiliates not to), except as expressly approved or invited in writing by the Company:

(a) directly or indirectly, acquire beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, if after giving effect to such acquisition, the Standstill Parties would beneficially own more than the Standstill Limit; provided, however, that notwithstanding the provisions of this Section 3.1(a), if the number of shares constituting Shares of Then Outstanding Common Stock is reduced or if the aggregate ownership of the Standstill Parties is increased as a result of a repurchase by the Company of Shares of Then Outstanding Common Stock, stock split, stock dividend or a recapitalization of the Company, the Standstill Parties shall not be required to dispose of any of their holdings of Shares of Then Outstanding Common Stock even though such action resulted in the Standstill Parties’ beneficial ownership totaling more than the Standstill Limit;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(b) directly or indirectly, (i) seek to have called any meeting of the stockholders of the Company, (ii) propose or nominate for election to the Company’s Board of Directors any person whose nomination has not been approved by a majority of the Company’s Board of Directors (excluding the Designated Director, if any) or (iii) unless a person referred to in the foregoing clause (ii) is nominated by a third party in connection with such party’s publicly announced and not withdrawn Acquisition Proposal (in which case the provisions of Section 5.1 shall apply to permit the Standstill Parties to either vote in accordance with the recommendation of the Company’s Board of Directors or in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company), fail to cause to be voted in accordance with the recommendation of the Company’s Board of Directors with respect to such person for election to the Company’s Board of Directors any Shares of Then Outstanding Common Stock;

(c) directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person or group (an “Offeror”) the consummation of which would result in a Change of Control of the Company (an “Acquisition Proposal”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company recommending that stockholders accept any such offer, Investor shall not be prohibited from taking any of the actions otherwise prohibited by this Section 3.1(c) for so long as the Company maintains and does not withdraw such recommendation;

(d) directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Company’s Board of Directors with respect to any matter, or seek to advise or influence any Person, with respect to voting of any Shares of Then Outstanding Common Stock of the Company;

(e) deposit any Shares of Then Outstanding Common Stock in a voting trust or subject any Shares of Then Outstanding Common Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Common Stock;

(f) propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

(g) act in concert with any Third Party to take any action in clauses (a) through (f) above, or form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Exchange Act;

(h) enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in (a) through (g) above; or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(i) request or propose to the Company’s Board of Directors, any member(s) thereof or any officer of the Company that the Company amend, waive, or consider the amendment or waiver of, any provisions set forth in this Section 3.1 (including this clause (i));

provided, however, that (A) nothing contained in this Section 3.1 shall prohibit the Investor from making confidential, non-public proposals to, or entering into confidential, non-public discussions, negotiations, arrangements or agreements with, the Company and with third parties with the express authorization of the Company, which the Investor or any Affiliate may request in a confidential, non-public manner, regarding a transaction or matter of the type described in the foregoing clauses (a) and (f), (B) the mere voting in accordance with Section 5 hereof of any voting securities of the Company held by the Investor or its Affiliates shall not constitute a violation of any of clauses (a) through (h) above, and (C) nothing in the foregoing clause (b) shall prohibit the Investor from proposing to the Company’s Nominating and Corporate Governance Committee (and not pursuant to the advance notice provisions set forth in the Company’s bylaws), in a confidential, non public manner, potential director candidates for consideration by the Company’s Nominating and Corporate Governance Committee, which candidates the Investor believes would be in the best interest of the Company and its stockholders.

3.2 Company Agreements.

(a) During the Standstill Term, the Company shall not take any action or omit to take any action that would prevent or impede the Investor or its Affiliates from acquiring beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents to the extent that, after giving effect to such acquisition, the Standstill Parties would beneficially own less than the Standstill Limit, including by adopting a shareholder rights plan applicable to the Standstill Parties that contains a threshold below the Standstill Limit if such shareholder rights plan does not otherwise permit the Investor to beneficially own up to the Standstill Limit, provided, however, that nothing contained in this Section 3.2(a) or elsewhere in this Agreement shall affect the Company’s ability to (i) take and disclose a position in accordance with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) make any disclosure to the Company’s stockholders, in each case if, in the good faith judgment of the Company’s Board of Directors, the failure to take such position and/or make such disclosure would be inconsistent with the directors’ fiduciary duties under applicable law or any disclosure requirements under applicable law. During the Standstill Term and notwithstanding the provisions of Section 5.1, Investor shall, and shall cause its Affiliates to, not take any action or omit to take any action that would prevent or impede the Company or its Affiliates from maintaining and enforcing the provisions of the Rights Agreement, dated July 13, 2005, by and between the Company and EquiServe Trust Company, N.A. (the “Rights Plan”) as in effect on the date hereof, as amended as contemplated by the Purchase Agreement, including without limitation, by voting (or, if applicable, by executing a written consent with respect to) all of its and their Shares of Then Outstanding Common Stock in favor of any renewal of such shareholder rights plan or adoption of a replacement shareholder

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

rights plan in each case that is materially consistent with the Rights Plan as in effect on the date hereof, as amended as contemplated by the Purchase Agreement, should the Company submit such renewal or adoption to the stockholders of the Company for their approval.

(b) Following expiration of the Standstill Term, the Company shall not take any action or omit to take any action that would force the Investor to dispose of any of its holdings of Shares of Then Outstanding Common Stock.

(c) Upon the expiration of the Standstill Term (the “Potential Standstill Term Expiration Date”), in the event that the Standstill Parties beneficially own, in the aggregate, at least twenty percent (20%) of the Shares of Then Outstanding Common Stock, the Investor may deliver to the Company not later than five (5) business days following a Potential Standstill Term Expiration Date a written notice electing to reinstate the provisions of Section 3 and Section 5 and continue the Standstill Term as provided in this Section 3.2(c) (the “Election Notice Date”). If such election is made, the provisions of Section 3 and Section 5 shall be reinstated and the provisions of such sections, including the Standstill Term, shall be deemed to have remained in effect at all times without interruption or tolling notwithstanding the occurrence of a Potential Standstill Term Expiration Date; provided, however, that the “Standstill Limit” shall instead be the percentage of Shares of Then Outstanding Common Stock beneficially owned, in the aggregate, by the Standstill Parties as of the Potential Standstill Term Expiration Date. Following the Election Notice Date, the “Standstill Term” shall terminate on the date on which the Standstill Parties beneficially own, in the aggregate, less than twenty percent (20%) of the Shares of Then Outstanding Common Stock; provided, however, that if the beneficial ownership of the Investor and its Affiliates in the aggregate is reduced below such threshold as a direct result of dilution suffered upon an issuance of securities by the Company pursuant to an Excepted Transactional Issuance (a “Dilutive Event”), the Standstill Term shall instead terminate upon the earliest of (x) Investor’s failure to provide written notice to the Company of its election to purchase additional securities within the five (5) business day period set forth in Section 6.2 related to the applicable Dilutive Event, (y) Investor’s failure to consummate such purchase of additional securities of the Company pursuant to Section 6.2 within the time period set forth therein related to the applicable Dilutive Event or (z) the date of Investor’s purchase of additional securities of the Company pursuant to Section 6.2 related to the applicable Dilutive Event if, immediately following the consummation of such purchase, the Investor and its Affiliates beneficially own, in the aggregate, less than twenty percent (20%) of the Shares of Then Outstanding Common Stock.

(d) If the Company (i) permits any other Person or group to own Shares of Then Outstanding Common Stock and/or Common Stock Equivalents in the aggregate exceeding the Standstill Limit or (ii) executes a transaction with any other Person or group that (i) results in said Person or group becoming the beneficial owner of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents in an amount equal to or greater than the percentage ownership represented by the Purchased Shares on the date hereof and (ii) is a collaboration or other license agreement with the Company, the Company shall offer to the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Investor an opportunity to amend Sections 3 and 5 of this Agreement in a manner such that such provisions would be consistent with the “standstill” terms and conditions upon which the Company permitted such other Person or group to own and act (or fail to act) with respect to the Company and the Company’s Shares of Then Outstanding Common Stock and/or Common Stock Equivalents. This Section 3.2(d) shall terminate and be of no further force or effect on the date on which the Investor and its Affiliates beneficially own, in the aggregate, less than seven and a half percent (7.5%) of the Shares of Then Outstanding Common Stock; provided, however, that if the beneficial ownership of the Investor and its Affiliates in the aggregate is reduced below such threshold as a direct result of dilution suffered upon a Dilutive Event, this Section 3.2(d) shall instead terminate upon the earliest of (x) Investor’s failure to provide written notice to the Company of its election to purchase additional securities within the five (5) business day period set forth in Section 6.2 related to the applicable Dilutive Event, (y) Investor’s failure to consummate the purchase of additional securities of the Company pursuant to Section 6.2 within the time period set forth therein related to the applicable Dilutive Event or (z) the date of Investor’s purchase of additional securities of the Company pursuant to Section 6.2 related to the applicable Dilutive Event if, immediately following the consummation of such purchase, the Investor and its Affiliates beneficially own, in the aggregate, less than seven and a half percent (7.5%) of the Shares of Then Outstanding Common Stock.

4. Restrictions on Dispositions.

4.1 Lock-Up. From and after the date of this Agreement and until the earlier of (i) December 31, 2019, plus the amount of time by which either the Regional Option Outside Date (as defined in the Master Agreement) or the Global Option Outside Date (as defined in the Master Agreement) is extended beyond December 31, 2019 and (ii) six (6) months after the earlier of (a) the expiration of the Term and (b) the termination of the Collaboration Agreement (the “Lock-Up Term”), without the prior approval of the Company, the Investor shall not, and shall cause its Affiliates not to, Dispose of (x) any of the Purchased Shares or any shares of Common Stock beneficially owned by any Standstill Party as of the date of this Agreement, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence; provided, however, that the foregoing shall not prohibit the Investor from (A) transferring any of the foregoing to a Permitted Transferee, (B) Disposing of any of the foregoing in order to reduce the beneficial ownership of the Standstill Parties to 19.9% or other level, as advised in good faith and in writing by Sanofi’s certified public accountants, that would not require the Investor to include in its financial statements its portion of the Company’s financial results, of the Shares of Then Outstanding Common Stock, provided that any Disposition referred to in this clause (B) shall be subject to the restrictions and requirements set forth in Section 4.2, and (C) effective on or after the second anniversary of the date hereof, Disposing of up to twenty-five percent (25%)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

of the foregoing if the market value of the Common Stock, based on the average closing price during the ten (10) consecutive trading days period prior to the Investor’s election to exercise this clause (C), is at least one-hundred percent (100%) higher than the market value of the Common Stock, based on the average closing price during the ten (10) consecutive trading days period prior to the date hereof, provided that any Disposition referred to in this clause (C) shall be subject to the restrictions and requirements set forth in Section 4.2.

4.2 Limitations Following Lock-Up Term. Except for any transfer of Registrable Securities by the Investor to a Permitted Transferee, the Investor shall not, and shall cause its Affiliates not to, Dispose of any Purchased Shares at any time after the expiration of the Lock-Up Term except (i) pursuant to a registered underwritten public offering in accordance with Section 2, (ii) in a manner consistent with the volume limitations set forth in Rule 144 under the Securities Act (whether or not such limitations would by their terms apply to such sales), (iii) pursuant to privately negotiated sales in transactions exempt from the registration requirements under the Securities Act to mutual funds or pension funds, each of which will not be required, based on its ownership of Shares of Then Outstanding Common Stock immediately following the contemplated transaction, to file a Schedule 13D with respect to its ownership of the Shares of Then Outstanding Common Stock disclosing in response to Item 4 of such filing any plans or proposals described in clauses (a) through (j) of such Item (the “Funds”), or to which the Company has no reasonable objection with respect to (x) the nature of the transferee or (y) the ability of the transferee to subsequently sell such Shares of Then Outstanding Common Stock and/or Common Stock Equivalents into the market without having a material and adverse impact on the market price of the Company’s Common Stock; provided that, in the case of this clause (iii), other than with respect to the Funds, any transferee that acquires more than five percent (5%) of the Shares of Then Outstanding Common Stock shall agree to be bound by the transfer limitations set forth in this Section 4.2 and the standstill limitations set forth in Section 3.1, or (iv) in any transaction approved by the Company; provided, however, that in any Underwritten Offering in accordance with Section 2.1, the Holders whose Registrable Securities are included in such Underwritten Offering shall request that the underwriter for such Underwritten Offering, and shall require that the underwriter for such Underwritten Offering shall agree in writing to, use all reasonable efforts to make as broad a distribution as reasonably practical and to prevent any Person, or Affiliates of such Person, other than the Funds, from purchasing in such offering Registrable Securities which would constitute, or result in such Person, together with such Person’s Affiliates, having beneficial ownership of, five percent (5%) or more of the total shares of Common Stock then outstanding.

4.3 Certain Tender Offers. Notwithstanding any other provision of this Section 4, this Section 4 shall not prohibit or restrict any Disposition of Purchased Shares by the Standstill Parties into (a) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer), unless Investor is then in breach of its obligations pursuant to Section 3.1 with respect to the tender offer or (b) an issuer tender offer by the Company.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

4.4 Offering Lock-Up. If the Holders together beneficially own at least five percent (5%) of the Shares of Then Outstanding Common Stock, the Holders shall, if requested by the Company and an underwriter of Common Stock of the Company, agree not to Dispose of any Purchased Shares for a specified period of time, such period of time not to exceed ninety (90) days. Such agreement shall be in writing in a form satisfactory to the Company, the underwriter(s) in such offering and shall contain customary exceptions to the restrictions set forth therein. The Company may impose stop transfer instructions with respect to the Purchased Shares to the extent consistent with any such agreement until the end of the specified period of time. The foregoing provisions of this Section 4.4 shall apply to the Holders only if the Company’s directors, officers and any holders of an equal or greater number of Shares of Then Outstanding Common Stock that are party to a collaboration, license or similar agreement with the Company are subject to similar lock-up restrictions. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

5. Voting Agreement.

5.1 Voting of Securities. From and after the date of this Agreement, other than as permitted by Section 5.2 with respect to Extraordinary Matters or as required by Section 3.1(b) or 3.2(a), in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), the Investor shall, and shall cause its respective Affiliates to, vote or execute a written consent with respect to the Voting-Restricted Shares, in the sole discretion of the Investor, either (a) in accordance with the recommendation of the Company’s Board of Directors or (b) in the case of a meeting of stockholders, if the Investor or an Affiliate of the Investor has delivered written notice to the Company at any time prior to the vote on any given matter (but in any event not less than five (5) Business Days prior to such vote), setting forth its intent to vote pursuant to this Section 5.1(b), in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company (as estimated by the inspector of election immediately prior to the closing of the polls with respect to the vote on any given matter, subject to adjustment for the inspector of election’s final tabulation of votes cast). In the event that the Investor or an Affiliate of the Investor does not deliver timely written notice to the Company as provided in Section 5.1(b), such Person shall be deemed to have elected to vote the Voting-Restricted Shares of the Company as to which it is entitled to vote as provided in Section 5.1(a). In furtherance of this Section 5.1, the Investor hereby irrevocably appoints the Company and any individuals designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) in such manner as set forth in this Section 5.1 (but in any case, (i) in accordance with any written instruction from the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Investor, properly delivered under this Section 5.1, to vote as contemplated by clause (b) above, and (ii) excluding any matter that is an Extraordinary Matter described in Section 5.2) with respect to the Voting-Restricted Shares, and Section 3.1(b) and Section 3.2(a) with respect to all Shares of Then Outstanding Common Stock beneficially owned by Investor and its Affiliates, with respect to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting (the “Irrevocable Proxy”). This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the Investor and shall not be terminated by operation of law upon the occurrence of any event. This Irrevocable Proxy shall operate to revoke and render void any prior proxy as to any securities of the Company heretofore granted by the Investor which is inconsistent herewith. Notwithstanding the foregoing, the Irrevocable Proxy shall be effective if, at any annual or special meeting of the stockholders of the Company and at any adjournments or postponements of any such meetings, the Investor (A) fails to appear or otherwise fails to cause the Voting-Restricted Shares (in the case of matters referred to in this Section 5.1) and any securities of the Company (in the case of the matters referred to in Section 3) to be counted as present for purposes of calculating a quorum, or (B) fails to vote such securities of the Company in accordance with this Section 5.1, Section 3.1(b) and Section 3.2(a), in each case at least five (5) business days prior to the date of such stockholders’ meeting. The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in this Section 5.1. The Investor shall cause any Affiliate of the Investor that may from time to time own of record (or the record holder holding on behalf of such Affiliate if owned beneficially) Voting-Restricted Shares (in the case of matters referred to in this Section 5.1) and any securities of the Company (in the case of the matters referred to in Section 3.1(b) and 3.2(a)), if and when requested by the Company from time to time, to promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit A attached hereto, and irrevocably appoint the Company and any individuals designated by the Company, and each of them individually, with full power of substitution and resubstitution, as its attorney, agent and proxy to vote (or cause to be voted) such securities of the Company as to which such Affiliate is entitled to vote, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to the matters set forth in this Section 5.1, Section 3.1(b) and Section 3.2(a) (the “Affiliate Irrevocable Proxy”). The Investor acknowledges, and shall cause its Affiliates to acknowledge, that any such proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor in interest of such Affiliate and shall not be terminated by operation of Law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any securities of the Company heretofore granted by such Affiliate, to the extent it is inconsistent herewith. The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of any securities of the Company by the Investor to such Affiliate that such Affiliate execute and deliver to the Company an Affiliate Irrevocable Proxy, and that any purported transfer shall be void and of no force or effect if such Affiliate Irrevocable Proxy is not so executed and delivered at the closing of such transfer. Such proxy

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

shall terminate upon the earlier of the expiration or termination of this Section 5.1. For the avoidance of doubt, this Section 5 does not apply to any Shares of Then Outstanding Common Stock other than the Voting-Restricted Shares, except as otherwise expressly contemplated by Section 3.1(b) and Section 3.2(a). In the event the Company’s stockholders are permitted to act by written consent, the Company and the Investor shall each negotiate in good faith with the other provisions as consistent as possible with the foregoing to govern the voting of the Investor’s and its Affiliates’ Voting-Restricted Shares and Shares of Then Outstanding Common Stock as closely as practicable to the foregoing.

5.2 Certain Extraordinary Matters. The Investor and its Affiliates may vote, or execute a written consent with respect to, any or all of the Voting-Restricted Shares of the Company as to which they are entitled to vote or execute a written consent, as they may determine in their sole discretion, with respect to the following matters (each such matter being an “Extraordinary Matter”):

(a) any transaction which would result in a Change of Control; and

(b) any liquidation or dissolution of the Company

6. Right of First Offer.

6.1 Right of First Offer. Subject to the terms and conditions of this Section 6 and applicable securities laws, if the Company proposes to offer or sell any shares of Common Stock or any Common Stock Equivalents (the “New Securities”), the Company shall give written notice (the “Offer Notice”) to the Investor stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the structure of the proposed offering or sale. By written notification to the Company within five (5) days after the date of the Offer Notice (the “Exercise Period”, the Investor may elect to purchase, upon the same terms and conditions as other purchasers in the offering or sale of the New Securities, up to that portion of such New Securities that would allow the Investor to maintain its percentage ownership of Shares of Then Outstanding Common Stock after the offering or sale of the New Securities. The Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Permitted Transferees that are “accredited investors” within the meaning of Rule 501(a) under the Securities Act.

6.2 Limitations. The right of first offer in Section 6.1 shall not be applicable to:

(a) securities issued or issuable in exchange and as consideration for the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other bona fide reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(b) securities issued or issuable in exchange and as consideration for the rights obtained in research, collaboration, license, development, strategic alliance or other similar agreements or strategic partnerships;

(c) securities issuable upon conversion of or with respect to any then previously-issued or outstanding securities;

(d) securities issued pursuant to arms’ length bank financings;

(e) shares of Common Stock and/or Common Stock Equivalents issued or issuable for compensatory purposes to employees, officers, directors, contractors, vendors, advisors or consultants of the Company or any of its subsidiaries (whether or not issued pursuant to a Company equity incentive plan);

(f) securities issued as a dividend, stock split or distribution on the Common Stock; and

(g) any right, option or warrant to acquire any securities set forth in Section 6.2(a)-(f) above.

provided, however, in the event the Company issues New Securities in a transaction to which the right of first offer in Section 6.1 shall not apply pursuant to Sections 6.2(a), 6.2(b) or 6.2(d) (an “Excepted Transactional Issuance”) or Section 6.2(e) (an “Excepted Compensatory Issuance”), the Company shall grant the Investor the right, upon the terms and conditions set forth in this paragraph, (i) to purchase a number of securities of the same type as the New Securities issued in the Excepted Transactional Issuance (except that securities purchased by the Investor in connection with an Excepted Transactional Issuance involving a public offering shall be registered under the Securities Act only to the extent permitted by applicable law) such that the percentage of Common Stock or any Common Stock Equivalents of the Company held by the Investor immediately after giving effect to the issuance of such New Securities and the issuance and purchase by the Investor of such securities pursuant to this Section 6.2 shall equal the percentage of Common Stock or any Common Stock Equivalents of the Company held by the Investor immediately prior to the Excepted Transactional Issuance and (ii) to purchase a number of securities of the same type as the New Securities issued in Excepted Compensatory Issuances during the previous calendar year such that the percentage of Common Stock or any Common Stock Equivalents of the Company held by the Investor immediately after giving effect to the issuance of such New Securities in such Excepted Compensatory Issuances and the issuance and purchase by the Investor of such securities pursuant to this Section 6.2 shall equal the percentage of Common Stock or any Common Stock Equivalents of the Company that would have been held by the Investor had the applicable Excepted Compensatory Issuances not been

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

made. The Company shall, within five (5) business days after the consummation of an Excepted Transactional Issuance and within ten (10) business days after the end of each calendar year in respect of Excepted Compensatory Issuances, provide written notice to the Investor of the offer described in this clause. The Investor shall have five (5) business days from the date of such notice to provide the Company with written notice of its election to exercise all or a portion of its purchase right under this clause, and such purchase shall be consummated within five (5) business days after the date of the Investor’s written election. The price per security for the offer related to an Excepted Transactional Issuance shall be the greater of (x) the per security price of the New Securities issued in the Excepted Transactional Issuance and (y) the closing price, if any, of the New Securities on the date of purchase by the Investor pursuant to this Section 6.2; provided, however, that if the price per security of the New Securities issued in the Excepted Transactional Issuance is greater than the closing market price of the New Securities on the date of the definitive agreement for such Excepted Transactional Issuance, the foregoing price formula shall not apply, and the price per security shall be the closing market price of the New Securities on the date of purchase by the Investor pursuant to this Section 6.2. The price per security for the offer related to Excepted Compensatory Issuances shall be the closing market price of the New Securities on the date of purchase by the Investor pursuant to this Section 6.2.

6.3 Expiration. In the event the Investor fails to exercise its right of first refusal within the Exercise Period for the entire amount of New Securities offered pursuant to Section 6.1 above, the Company shall have forty-five (45) days thereafter to it to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of such agreement) to sell the New Securities respecting which the Investor’s right of first refusal set forth in Section 6.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Offer Notice. In the event the Company has not sold within such forty-five (45) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within such thirty (30) days, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Investor in the manner provided in this Section 6. If the Investor fails to exercise its right to purchase New Securities within the Exercise Period for the entire amount of New Securities offered pursuant to Section 6.1 above, but nevertheless expresses thereafter an interest in participating in such offering prior to such offering having been effected, the Company will use commercially reasonable efforts to include the Investor in such offering if the Company, in its reasonable discretion, determines that the inclusion of the Investor at such later time will not adversely affect the success of such offering.

7. Designated Director.

7.1 Designated Director. In the event the Investor and its Affiliates acquire beneficial ownership, in the aggregate, of at least twenty percent (20%) of the Shares of Then Outstanding Common Stock (the “Ownership Threshold”), the Investor may, upon written notice to the Company elect to cause, and the Company shall cause, one individual selected by the Investor (the “Designated Director”) to be appointed as a member of the Company’s Board

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

of Directors within thirty (30) days after the Company’s receipt of such written notice. The Company will not require the Designated Director to personally enter into any non-disclosure agreement, and to the extent other directors of the Company enter into such agreements, the Company agrees that it will accept the Investor’s non-disclosure covenant in lieu of any such covenant from the Designated Director. In connection with each subsequent meeting of the stockholders of the Company at which the Designated Director’s term of service as a director is expiring, the Company shall cause the Designated Director to be nominated for re-election at such meeting and included within the slate of directors contained in the Company’s proxy statement, accompanied by a recommendation by the Company’s Board of Directors that such individual be elected as a director. In the event the Designated Director is nominated for re-election at a meeting of the stockholders of the Company but is not re-elected by the stockholders, the Company’s obligations pursuant to this Section 7 shall terminate with respect to such individual. Notwithstanding the foregoing sentence, in the event a Designated Director is not re-elected by the stockholders, the Investor retains the right to appoint a new Designated Director in accordance with this Section 7, and the Company’s obligations pursuant to this Section 7 remain in effect with respect to such new Designated Director. In the event a vacancy is created at any time by the death, disability, retirement, resignation or removal of a Designated Director, the Investor shall appoint a new Designated Director to fill the resulting vacancy. In the event a Designated Director is serving on the Company’s Board of Directors and the aggregate beneficial ownership of the Shares of Then Outstanding Common Stock held by the Investor and its Affiliates decreases below the Ownership Threshold, the Investor shall cause, at the request of the Company, the Designated Director to resign from the Company’s Board of Directors at such time as is deemed advisable by the Company’s Board of Directors (excluding the Designated Director), but in no event later than the next meeting of the stockholders of the Company at which members of the Company’s Board of Directors are elected; provided, however, that if the beneficial ownership of the Investor and its Affiliates in the aggregate is reduced below the Ownership Threshold as a direct result of dilution suffered upon an issuance of securities by the Company pursuant to a Dilutive Event, the Investor’s obligations under clauses (a) and (b) of this sentence shall instead be triggered if the beneficial ownership of the Investor and its Affiliates remains below the Ownership Threshold for the ensuing six (6) months and fifteen (15) days following the date on which the aggregate beneficial ownership of the Shares of Then Outstanding Common Stock held by the Investor and its Affiliates decreases below the Ownership Threshold. Notwithstanding the foregoing, this Section 7.1 shall terminate, and the Investor shall cause, upon delivery of written notice by the Company to the Investor within ten (10) business days after the occurrence of the applicable event (or, for purposes of clause (iii) below, within ten (10) business days after the Company’s knowledge of such event), the Designated Director to resign from the Company’s Board of Directors no later than at such time as is deemed advisable by the Company’s Board of Directors (excluding the Designated Director) and set forth in the notice referenced above, upon the earliest of (i) the date of termination of the Master Agreement by the Company pursuant to Section 12.2.3 (Termination of this Master Agreement for Cause) or Section 12.2.4 (Challenges of Patent Rights) of the Master Agreement, (ii) the date of termination of the Master Agreement by the Investor pursuant to Section 12.2.1 (Termination for Convenience) of the Master Agreement and (iii) material breach by the Investor or any of its Affiliates of Section 3.1 of this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

7.2 Notice and Information Rights. The Company shall notify the Designated Director of all regular and special meetings of the Company’s Board of Directors or any committee thereof of which the Designated Director is a member. Subject to the following sentence, the Company shall provide the Designated Director with copies of all notices, minutes, consents and other materials provided to all other directors (the “Director Information”) concurrently as such materials are provided to the other directors. The Designated Director will be afforded no less favorable treatment than any other member of the Company’s Board of Directors with respect to all matters, including, without limitation, expense reimbursement and indemnification consistent with those offered to all other members of the Company’s Board of Directors (including with respect to expense reimbursement and domestic travel unless and until the Company invites a non-U.S. person to join the Company’s Board of Directors) and reasonable access to Company information and management, except that (i) the Designated Director may be excluded from participation or deliberation by the Company’s Board of Directors or committees thereof in connection with issues involving: (a) the Collaboration Agreement or any other agreements between the Company and the Investor (as reasonably determined by the Company’s Board of Directors or relevant committee thereof), (b) matters of conflict or dispute between the Company and the Investor, or (c) any other matter which is confidential and in the reasonable determination of the Company’s Board of Directors, would be compromised by the presence of the Designated Director due to such Designated Director’s affiliation with the Investor and (ii) the Designated Director shall not have the right to receive Director Information with respect to the matters noted in clause (i) of this sentence.

7.3 Freedom to Pursue Opportunities. Each of the parties hereto expressly acknowledges and agrees that: (i) the Investor, its Affiliates and any Designated Director that is an employee of the Investor or any of its Affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its subsidiaries, including those deemed to be competing with the Company or any of its subsidiaries; and (ii) in the event that the Investor, its Affiliates or any Designated Director that is an employee of the Investor or any of its Affiliates acquire knowledge of a potential transaction or matter (other than in the case of a Designated Director where knowledge of such transaction or matter was acquired by the Designated Director solely in his or her capacity as a Designated Director) that may be a corporate opportunity for each of the Company and the Investor, such Person shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its Affiliates for any breach of any duty (contractual or otherwise) by reason of the fact that the Investor, its Affiliates or any Designated Director, directly or indirectly, pursues or acquires such opportunity for itself or another Person, directs such opportunity to another Person, or does not present such opportunity to the Company. Each Designated Director is an intended third party beneficiary of this provision, entitled to enforce it directly against the Company.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

8. Information Rights.

8.1 Information Rights. During such time that a Designated Director is a member of the Company’s Board of Directors, the Investor and its Affiliates will be entitled to receive any information which the Designated Director receives or is entitled to receive; provided, however, that the Investor and its Affiliates may make such information available only to individuals who have a need to know such information for purposes of the Collaboration Agreement or the Investor’s or any Affiliate’s investment in the Company, including any outside service providers subject to a duty of confidentiality to the Investor or any Affiliate, such as auditors and legal counsel.

8.2 Financial Information and Reporting. The Company will provide to Investor or its designated Affiliate the financial information described in this Section 8.2 as well as any financial information reasonably requested by Investor so that Investor can manage and account for its investment in the Company, including to determine the fair value of the Company’s investment or assess whether the Company needs to account for the investment using the equity method of accounting or otherwise, including making its management available to Investor for reasonable inquiries regarding its financial statements and performance. If the Investor or its Affiliate (a) determines in good faith that such financial information is reasonably likely to be necessary with respect to the financial reporting of the Investor or its Affiliates and (b) provides the Company with written notice to such effect, then beginning as promptly as reasonably practicable but in no event later than the 120th day following such notice, the Company will deliver via overnight delivery and electronic mail to the Investor or its Affiliate the information described in Exhibit C hereto by the dates indicated on Exhibit C (as such Exhibit C may be updated by the Investor from time to time to reflect changes in the financial reporting requirements of the Investor or its Affiliates).

8.3 Confidentiality. All confidential or proprietary information and data relating to the Company and its subsidiaries provided by the Company to either the Investor pursuant to this Section 8 or the Designated Director pursuant to Section 7 shall be deemed “Confidential Information” under the Master Agreement and accordingly shall be subject to the terms and conditions of the Master Agreement governing “Confidential Information.”

9. Termination of Certain Rights and Obligations.

9.1 Termination of Registration Rights. Except for Section 2.11, which shall survive until the expiration of any applicable statutes of limitation, Section 2 shall terminate automatically and have no further force or effect upon the earliest to occur of:

(a) the expiration of the Registration Rights Term;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(b) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(c) a liquidation or dissolution of the Company.

9.2 Termination of Standstill Agreement. Section 3, other than Sections 3.2(b) and (c), shall terminate and have no further force or effect, upon the earliest to occur of:

(a) provided that none of the Standstill Parties has violated Section 3.1(c), (d) or (f) with respect to the Offeror referred to in this clause (a), the public announcement by the Company or any Offeror of any definitive agreement between the Company and such Offeror and/or any of its Affiliates providing for a Change of Control of the Company;

(b) the expiration of the Standstill Term (subject to revival as set forth in the definition of such term);

(c) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(d) a liquidation or dissolution of the Company;

provided, however, that if Section 3 terminates due to clause (a) above and such agreement is abandoned and no other similar transaction has been announced and not abandoned or terminated within ninety (90) days thereafter, the restrictions contained in Section 3 shall again be applicable until otherwise terminated pursuant to this Section 9.2.

9.3 Termination of Restrictions on Dispositions. Section 4 (other than Section 4.4) shall terminate and have no further force or effect upon the earliest to occur of:

(a) the consummation by an Offeror of a Change of Control of the Company;

(b) a liquidation or dissolution of the Company;

(c) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(d) if there has been a period of at least [***] months during which [***], the date that is the first day after the end of such [***] month period.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

9.4 Termination of Voting Agreement and Offering Lock-Up. Section 5 and Section 4.4 shall terminate and have no further force or effect upon the earliest to occur of:

(a) the consummation by an Offeror of a Change of Control of the Company;

(b) a liquidation or dissolution of the Company;

(c) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(d) the expiration or termination of the Standstill Term.

9.5 Termination of Right of First Offer. Section 6 shall terminate and have no further force or effect upon the earliest to occur of:

(a) the date on which the Investor and its Affiliates beneficially own, in the aggregate, less than seven and a half percent (7.5%) of the Shares of Then Outstanding Common Stock; provided, however, that if the beneficial ownership of the Investor and its Affiliates in the aggregate is reduced below such threshold as a direct result of dilution suffered upon a Dilutive Event, Section 6 shall instead terminate upon the earliest of (x) Investor’s failure to provide written notice to the Company of its election to purchase additional securities within the five (5) business day period set forth in Section 6.2 related to the applicable Dilutive Event, (y) Investor’s failure to consummate the purchase of additional securities of the Company pursuant to Section 6.2 within the time period set forth therein related to the applicable Dilutive Event or (z) the date of Investor’s purchase of additional securities of the Company pursuant to Section 6.2 related to the applicable Dilutive Event if, immediately following the consummation of such purchase, the Investor and its Affiliates beneficially own, in the aggregate, less than seven and a half percent (7.5%) of the Shares of Then Outstanding Common Stock.

(b) the consummation by an Offeror of a Change of Control of the Company;

(c) a liquidation or dissolution of the Company; and

(d) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

9.6 Effect of Termination. No termination pursuant to any of Sections 9.1, 9.2, 9.3, 9.4 or 9.5 shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

10. Miscellaneous.

10.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 10.3 or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

10.2 Waiver. Waiver by a party of a breach hereunder by another party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

10.3 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit B attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Any party may change its address by giving notice to the other parties in the manner provided above.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

10.4 Entire Agreement. This Agreement and the Purchase Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

10.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the parties hereto.

10.6 Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

10.7 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

10.8 Assignment. Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by the Investor, except as provided by Section 2.13 with respect to the Investor’s assignment to a Permitted Transferee; or (b) the prior written consent of the Investor in the case of an assignment by the Company.

10.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

10.11 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party other than a Designated Director and any Affiliate of the Investor. No Third Party with the exception of any Designated Director and any Affiliate of the Investor shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

10.12 No Strict Construction. This Agreement has been prepared jointly and will not be construed against any party.

10.13 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

10.14 Specific Performance. The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

10.15 No Conflicting Agreements. The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement. The Company hereby represents and warrants to each Holder that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into, any agreement or approve any amendment to its Organizational Documents (as defined in the Purchase Agreement) with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company further represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

10.16 Rule 16b-3. If at any time in the future the Investor determines that Rule 16b-3 promulgated under the Exchange Act may be available to exempt from Section 16(b) of the Exchange Act a transaction between the Investor and the Company, the Company shall cooperate and use commercially reasonable efforts to take such actions, including by adopting appropriate resolutions of the Board of Directors of the Company, to permit the Investor to rely on such exemption.

10.17 [***]. [***].

(Signature Page Follows)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

GENZYME CORPORATION

By:	/s/ David Meeker
Name: David Meeker, M.D.
Title: President and Chief Executive Officer

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John M. Maraganore
Name: John M. Maraganore, Ph.D.
Title: Chief Executive Officer

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

FORM OF IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to Section 5.1 of the Investor Agreement, dated as of February 27, 2014 (the “Agreement”), by and between Genzyme Corporation and Alnylam Pharmaceuticals, Inc. (the “Company”), the undersigned hereby irrevocably appoints the Company and any individual designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and resubstitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) in such manner as set forth in Section 5.1 of the Agreement (but in any case, (i) in accordance with any written instruction from the undersigned, properly delivered under Section 5.1 of the Agreement, to vote as contemplated by Section 5.1(b) of the Agreement and (ii) excluding any matter that is an Extraordinary Matter described in Section 5.2) with respect to all Voting-Restricted Shares (in the case of matters referred to in Section 5.1) and all securities of the Company (in the case of the matters referred to in Section 3.1(b) and Section 3.2(a)), which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event. This proxy shall operate to revoke and render void any prior proxy as to securities of the Company heretofore granted by the undersigned which is inconsistent herewith. Notwithstanding the foregoing, this irrevocable proxy shall be effective if, at any annual or special meeting of the stockholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the undersigned (A) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (B) fails to vote such voting securities in accordance with Sections 3.1(b), 3.2(a) or 5.1 of the Agreement, in each case at least five (5) business days prior to the date of such stockholders’ meeting. This proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in Section 5.1 of the Agreement.

[ ]

By:
Name:
Title:

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

A-1

EXHIBIT B

NOTICES

(a)	If to Genzyme Corporation:

Genzyme Corporation

500 Kendall Street

Cambridge, MA 02142

Attention: President of Rare Disease

Facsimile No.: (617) 374-2424

with a copy to:

Genzyme Corporation

500 Kendall Street

Cambridge, MA 02142

Attention: General Counsel

Facsimile: (617) 252-7553

and to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Christopher D. Comeau, Esq.

Facsimile: (617) 235-0507

(b)	If to the Company:

Alnylam Pharmaceuticals, Inc.

300 Third Street

Cambridge, MA 02142

Attention: Vice President – Legal

Facsimile: (617) 551-8101

with a copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attention: Mitchell S. Bloom, Esq,

Facsimile: (617) 523-1231

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

B-1

EXHIBIT C

The below chart summarizes the type of information needed to apply the at equity method for an associate that is disclosing its financial statements under another referential than IFRS.

INFORMATION	Ref	PERIOD	TIMING	COMMENT
Issued and outstanding shares by classes (Common, Preferred...)		Quarter	D+5	Rights attached to each class of shares is also needed in order to determine the appropriate ownership interest
Outstanding potential rights (Options, Convertible rights)		Quarter	D+5
YTD consolidated income statement (USGAAP)	A	Month	D+7	Estimate could be used at this deadline – (final numbers required at D+11)
YTD statement of comprehensive income (USGAAP)	B	Quarter	D+7	Same
Equity Roll forward including detail of equity transactions (USGAAP)	C	Quarter	D+7	Same
Summarized balance sheet (USGAAP)	D	Quarter	D+7	Same
Main USGAAP/IFRS differences	E	Quarter	D+7	>5M$
Transactions between Sanofi & the Company	F	Quarter	D+7	P&L, OCI and Balance Sheet
Transactions between Sanofi & the Company		Half-year	D+7	Off balance sheet
List of the Company’s subsidiaries		Annual	D+7

Other information needed as part of a first application of the equity method:

- Detailed programs of share based payment awards as of 31 December 20Y-2, 31 December 20Y-1 and equity method date

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

The financial reporting schedules (referenced from A to F) to be obtained from the Company are presented below:

A/ YTD CONSOLIDATED INCOME STATEMENT (USGAAP)

Amounts in K$ (1)	YTD as of XX
	Total	Transactions with Sanofi
Net Sales
Other Revenue
Cost of goods sold
Gross profit
Research and development expense
Selling and general expenses
Other operating income & expense
Amortization of intangible assets
Impairment of intangible assets
Fair value re-measurement of contingent consideration liabilities
Operating income
Financial expense
Financial income
Income before tax and associates & JV
Income tax expense
Share of profit/(loss) of associates and JV
Net income
Attributable to non-controlling interests
Net income attributable to equity holders of the Company

(1)	Positive amount = income

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

B/ YTD CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME/LOSS (USGAAP)

Amounts in K$ (1)	Beginning period as of XX	Change in the period	Ending period as of XX
Net income
Other comprehensive income:
Actuarial gains (losses)
Tax effect on actuarial gains and losses
Unrealized gains & losses on available-for-sale financial assets
Tax effect on unrealized gains & losses on AFS
Cash flow hedge
Tax effect on cash flow hedge
Net investment hedge
Tax effect on net investment hedge
Change in currency translation difference
Other comprehensive income for the period, net of taxes
Total comprehensive income
Of which attributable to non-controlling interests

(1)	Positive amount = income

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

C/ EQUITY ROLL FORWARD (USGAAP)

Amounts in K$ (1)	Number of Shares	Capital	Additional Paid in Capital	Accumulated retained earnings	Other Comprehensive income (loss)	Non-controlling interests	Total Equity
Beginning balance as of XX
Net income for the period
Other comprehensive income for the period
Payment of dividends
Increase in capital (2)
Decrease in capital
Repurchase of Shares
Equity component of convertible notes
Purchase of convertible note
Warrants in connection of convertible notes
Share-based payments:
Increase in capital in connection with exercise of stock options
Increase in capital in connection with restricted shares
Share-based payment expense
Excess tax benefit from share-based payment expense
Other changes (3)
Ending balance as of XX

(1)	Positive amount = credit
(2)	Other than share-based payments
(3)	To be detailed

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

D/ SUMMARIZED BALANCE SHEET (USGAAP)

Amounts in K$ (1)	YTD as of XX
	Total	Transactions with Sanofi
ASSETS
Non-current assets		(2)
Accounts receivable
Deferred tax assets – current portion
Other current assets		(2)
TOTAL ASSETS

(1)	Positive amount = debit balance
(2)	To be detailed

Amounts in K$ (1)	YTD as of XX
	Total	Transactions with Sanofi
LIABILITIES AND EQUITY
Equity
Deferred revenue non-current portion
Other non-current liabilities		(2)
Accounts payable
Deferred revenue current portion
Other current liabilities		(2)
TOTAL LIABILITIES AND EQUITY

(1)	Positive amount = credit balance
(2)	To be detailed

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

E/IFRS-USGAAP differences

Amounts in K$	Note	Beginning period as of XX	Net income	OCI	Other Equity	Ending period as of XX	Income Statement line affected
R&D expense resulting from payments of rights to a product or technology (before regulatory approval)	(1)
Amortization expense related to acquired R&D previously capitalized	(1)
Impairment loss related to acquired R&D previously capitalized	(1)
Lease classification including land	(2)
Asset retirement obligations	(3)
Inventory capitalized prior regulatory approval	(4)
Reversal of inventory written off upon regulatory approval	(5)
Inventory samples	(6)
Deferred tax on intragroup inventory margin	(7)
Executive Stock Purchase Plan	(8)
Share based payments (Income tax)	(9)
Actuarial gains & losses on postretirement benefits	(10)
Prior service costs on postretirement employee benefits	(11)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Expected return on plan asset	(12)
Asset ceiling (net pension asset)	(13)
Provision recognition – measurement	(14)
Long term provision discounting	(15)
Revenue recognition (TBD)
TOTAL

(1)	Capitalized under IFRS
(2)	Classification Operating versus Finance lease depending on criteria (IFRS/USGAAP)
(3)	Recognition criteria & measurement differences between IFRS and USGAAP
(4)	Fully written down under Sanofi’s accounting policy
(5)	Reversal permitted under IFRS
(6)	Net Residual Value is zero under Sanofi’s accounting policy
(7)	Based on the buyer’s rate under IFRS versus seller’s rate under USGAAP
(8)	Compensation expense under IFRS
(9)	Deferred tax based on intrinsic value at each balance sheet date under IFRS – Only tax expected above tax effect of cumulative expense is recognized through equity
(10)	Recognized immediately in OCI under IFRS
(11)	Recognized as expense in the period of plan amendments under IFRS
(12)	Expected return on plan assets determined by applying the discount rate under IFRS (market yields on high quality corporate bonds)
(13)	Limitation required under IFRS
(14)	Present obligation exists under IFRS and best estimate approach
(15)	Discounted required under IFRS when the effect is material (>5M€)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

F/ TRANSACTIONS WITH SANOFI –

UPFRONT AND MILESTONE PAYMENTS:

Upfronts & Milestones paid by Sanofi	Amount in K$	Payment date	Deferred Revenue Beginning period as of XX(1)	Payment during the period	Amount recognized as Revenue during the period (1)	Deferred Revenue Ending period as of XX (1)

(1)	Positive amount = credit amount in the balance sheet and income statement

OTHER ITEMS WITH P&L IMPACT:

	Amount in K$ (1)	Line impacted in the consolidated P&L
Product sales to Sanofi
Royalties paid by Sanofi
R&D expense incurred by the Company funded by Sanofi

(1)	Positive amount = income; Negative amount = expense

OTHER GAINS & LOSSES RELATING TO TRANSACTIONS WITH SANOFI

(Amounts >5M$) – to be detailed

Example: Gain or loss on non-current asset disposals to Sanofi.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.